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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-48343) of Vlasic Foods International Inc. of our report dated June 20, 2001 relating to the financial statements of Vlasic Foods International Inc. Savings and 401(k) Plan for Salaried Employees, which appears in this Form 11-K.

/S/ PRICEWATERHOUSECOOPERS LLP

Philadelphia, PA
June 22, 2001